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                                   EXHIBIT 3.2



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                                     BYLAWS
                                       OF
                        VALLEY COMMUNITY BANCSHARES, INC.

                                    ARTICLE I
                                     OFFICES

         The principal office and place of business of the Corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II
                                  SHAREHOLDERS

         1. ANNUAL MEETING. An annual meeting of the shareholders shall be held each year on a date and at a time set by the Board.

         2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute may be called by the President, the Board, or holders of not less than 25 percent of all the shares of the Corporation entitled to vote at the meeting.

         3. PLACE OF MEETING. All meetings of the shareholders shall be held in the county in which the main office or any branch of the Corporation is located, as may be designated by the person or persons calling the meeting.

         4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of a meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called shall be delivered to each shareholder entitled to vote at such meeting, not less than ten (10) days and not more than sixty (60) days before the meeting, either personally or by mail, by the secretary at the direction of, the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder.

         5. CLOSING OF TRANSFER BOOKS FOR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, which date in any case shall not be more than fifty (50) days, and in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record

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date for such determination of shareholders. When a determination of shareholders entitled to vote at a meeting has been made as provided in this section, such determination shall apply to any adjournment thereof.

         6. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If less than a majority of the outstanding shares attend a meeting, a majority of those present may adjourn the meeting to such time and place as they may determine, without further notice, except that any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors have been elected. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of Directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.

         7. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. All proxies shall be filed with the Secretary of the Corporation before or at the commencement of meetings. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. No proxy may be effectively revoked until notice of such revocation has been given to the Secretary of the Corporation by the shareholder granting the proxy.

         8. VOTING OF SHARES. Each outstanding share entitled to vote, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such Officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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         Treasury shares shall not be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote at any given time.

         10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action permitted or required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         1. GENERAL Powers. The business and affairs of the Corporation shall be managed by its Board.

         2. NUMBER, TENURE AND QUALIFICATIONS. The Board shall be composed of not less than five (5) nor more than fifteen (15) directors who need not be residents of the State of Washington. The specific number of Directors shall be set from time to time by resolution of the Board. No person shall serve as a Board member beyond his 72nd birthday and he shall tender his resignation at the Board of Directors meeting following his 72nd birthday.

         3. VACANCIES. Any vacancy occurring in the Board may be filled by the affirmative vote of sixty percent (60%) of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board for a term of office continuing only until the next election of Directors by shareholders.

         4. RESIGNATION. Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         5. REMOVAL. At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause by the affirmative vote of the holders of at least sixty percent (60%) of the Corporation's outstanding shares of common stock.

         6. MEETINGS. A meeting of the Board shall be held at least quarterly and whenever required by the Director of Financial Institutions for the State of Washington, or the Federal Reserve Board. By resolution, the Board may specify the time and place, either within or without the state of Washington, for holding such meeting(s) without other notice than such resolution.

         7. SPECIAL MEETINGS. Special Board meetings may be called by or at the request of the Chairman of the Board, the President, or any two Directors.

         8. NOTICE. Written notice of meetings of the Board stating the time and place thereof shall be delivered at least seven (7) days prior to the date set for such meeting by the person or persons authorized to call such meeting or by the Secretary at the direction of the person or persons authorized to call the meeting either by personal delivery to each Director or by mail addressed to each Director or by telegram. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Director. If notice is by telegram, notice shall be deemed delivered when the telegram is delivered to


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the telegraph company for transmission. If no place for such meeting is designated in the notice thereof, the meeting shall be held at the principal office of the Corporation. Any Director may waive notice of any meeting at any time. The attendance of a Director or a committee member at a meeting shall constitute a waiver of notice of the meeting except where a Director or a committee member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened. Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the notice or waiver of notice of such meeting.

         9. QUORUM. A majority of the then serving Board of Directors shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors or committee thereof. If less than such majority shall attend a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and a quorum present at such adjourned meeting may transact business.

         10. MANNER OF ACTING. The act of the majority of the Directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the Board. Members of the Board or any committee designated by the Board may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear all others at the same time. Participation by such means shall constitute presence, in person, at a meeting.

         11. ACTION OF DIRECTORS WITHOUT A MEETING. Any action permitted or required to be taken at a meeting of the Directors or permitted to be taken at a meeting of a committee of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be.

         12. BOARD COMMITTEES. The Board may designate, by resolution adopted by a majority of the full Board of the Corporation, from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board, except as limited by law. The designation of any such committee and the delegation thereto of authority shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

         13. COMPENSATION. By resolution of the Board, the Directors may be paid a fixed sum or other form of compensation for attendance and their expenses, if any, of attendance at meetings of the Board or committee thereof. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         14. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

         1. NUMBER. The Officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary, each of whom shall be elected by the Board. Such other Officers and assistant Officers,


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including a Chairman of the Board and Secretary to the Board, as may be
deemed necessary or appropriate may be elected or appointed by the Board. Except for the offices of President and Secretary, any two or more offices may be held by the same person, provided that when all of the issued and outstanding stock of the Corporation is owned of record by one shareholder, one person may hold all or any combination of offices.

         2. ELECTION AND TERM OF OFFICE. The Officers of the Corporation to be elected by the Board may be elected for such term as the Board may deem advisable or may be elected to serve for an indefinite term at the pleasure of the Board.

         3. REMOVAL. Any Officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

         4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

         5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be determined from time to time by resolution of the Board; provided, however, that the Chairman of the Board shall not, by reason of his office, be considered an executive officer of the Corporation or be assigned executive responsibilities or participate in the operational management of the Corporation.

         6. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board, shall generally supervise and control the business and affairs of the Corporation. When present he shall preside at all meetings of the shareholders and in the absence of the chairman of the Board, or if there be none, at all meetings of the Board. He may sign with the Secretary or any other proper Officer of the Corporation thereunto authorized by law, certificates for shares of the Corporation, and may sign deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other Officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by resolution of the Board from time to time.

         7. VICE PRESIDENTS. In the absence of the President or in the event of his death, disability or refusal to act, the Vice President, or in the event there shall be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation then in the order of their election shall perform the duties of the President. When so acting the Vice President shall have all the powers of, and be subject to all the restrictions upon, the President and shall perform such other duties as from time to time may be assigned to him by resolution of the Board.

         8. SECRETARY. The Secretary shall keep the minutes of the proceedings of the shareholder and Board meetings, and shall give notices in accordance with the provisions of these Bylaws and, as required by law, shall be custodian of the corporate records and of the seal of the Corporation, shall keep a record of the names and addresses of all shareholders and the number of shares held by each, have general charge of the stock transfer books of the Corporation, may sign with the President or a Vice President certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments which shall have been


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authorized by resolution of the Board, and in general shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by resolution of the Board.

         9. SECRETARY TO THE BOARD. If appointed, the Secretary to the Board shall keep the minutes of the proceedings of the shareholder and Board meetings, and shall exercise and perform all other powers and duties as may be determined from time to time by resolution of the Board.

         10. COMPENSATION OF OFFICERS. Compensation of Officers shall be fixed from time to time by the Board. No Officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

                                    ARTICLE V
                           CONTRACTS, CHECKS, DEPOSITS

         1. CONTRACTS. The Board may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and that authority may be general or confined to specific instances.

         2. CHECKS, DRAFTS, ETC.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Officer or Officers, agent or agents of the Corporation and in the manner as shall from time to time be determined by resolution of the Board.

         3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in the banks, trust companies or other depositories as the Board may select.

                                   ARTICLE VI
                                     SHARES

         1. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates in such form as may be required by law and signed by the President or a Vice President and by the Secretary or Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the corporate officers on the certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

         2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the terms and indemnity to the Corporation as the Board may prescribe.


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         3. LOST OR DESTROYED CERTIFICATES. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

                                   ARTICLE VII
                                BOOKS AND RECORDS

         The Corporation shall:

                  (a) keep as permanent records, minutes of all meetings of its shareholders and Board, record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation;

                  (b)      maintain appropriate accounting records;

                  (c) maintain a record of the names and residences of the shareholders of the Corporation, the number of shares held by each, and also the transfer of stock, showing the time when made, the number of shares transferred and by whom transferred;

                  (d) maintain its records in written form or in another form capable to being converted to written form within a reasonable time;

                  (e) keep a copy of the following records at its principal office:

                           (i)   the Articles of Incorporation and all
                  amendments thereto as currently in effect;

                           (ii) the Bylaws and all amendments thereto as currently in effect;

                           (iii) the minutes of all meetings of shareholders and
                  records of all action taken by shareholders without a meeting for the past three (3) years;

                           (iv) the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three (3) years;

                           (v) all written communications to shareholders generally within the past three (3) years;

                           (vi) a list of the names and business addresses of the current Directors and Officers; and

                           (vii) the most recent annual report delivered to the
                  Secretary of State for the State of Washington.


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                                  ARTICLE VIII
                                      SEAL

         The seal of this Corporation, if any, shall be circular in form and consist of the name of the Corporation, the state and year of incorporation and the words "Corporate Seal." The President, the Secretary or any Assistant Secretary, or other Officer designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

                                   ARTICLE IX
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation or law, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the fact, shall be deemed equivalent to the giving of notice.

                                    ARTICLE X
                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the affirmative vote of sixty percent (60%) of the Board Members or by the affirmative vote of holders of a majority of shares. Any Bylaw adopted, amended or repealed by the Directors may be repealed, amended or reinstated by an affirmative vote of holders of a majority of the shares entitled to vote and present, in person or by proxy, at the next meeting of shareholders following such action without further notice other than this Bylaw. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Corporation offices, and shall be open for inspection by any shareholder during business hours.

         The undersigned, being the President of the Corporation, hereby certifies that these Bylaws have been properly adopted as the Bylaws of this Corporation.

         DATED the          day of                          , 1998.
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                                    VALLEY COMMUNITY BANCSHARES, INC.



                                    By:
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                                        A. Eugene Hammermaster
                                        Secretary